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                               CONSENT OF COUNSEL



                       Warburg, Pincus Balanced Fund, Inc.



                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-00533, Investment Company Act File No. 811-07517) of Warburg, Pincus Balanced Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.






                                             /s/  Willkie Farr & Gallagher



December 30, 1997
New York, New York